Exhibit 99.1

HEI La Jolla LLC
Marriott La Jolla

Financial Report
Years Ended December 31, 2015 and 2014

Contents

Independent auditor's report	1-2

Financial statements

Balance sheets	3

Statements of operations	4

Statements of changes in member's equity	5

Statements of cash flows	6

Notes to financial statements	7-11

Independent Auditor's Report

To the Member
HEI La Jolla LLC

Report on the Financial Statements
We have audited the accompanying financial statements of HEI La Jolla LLC (the Company), which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of operations, changes in member’s equity and cash flows for the years then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HEI La Jolla LLC as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis-of-Matter
On May 19, 2016, the Company entered into a purchase and sale agreement with CWI 2 La Jolla Hotel, L.P. for the sale of the Marriott La Jolla Hotel (the Hotel). On July 21, 2016, the Hotel was sold for $137,000,000 (see Note 8).

/s/ RSM US LLP

Chicago, Illinois
October 6, 2016

HEI La Jolla LLC

Balance Sheets
December 31, 2015 and 2014

	2015	2014
Assets

Investment in hotel property, net	$84,543,191	$88,408,170
Cash and cash equivalents	1,592,809	1,178,511
Restricted cash	1,259,605	302,827
Accounts receivable	820,327	998,659
Inventories	95,888	75,340
Prepaid expenses and other assets	426,833	772,653

	$88,738,653	$91,736,160

Liabilities and Member's Equity

Mortgage payable	$58,458,175	$59,630,291
Accounts payable and accrued expenses	1,761,415	1,697,766
Advance deposits	159,934	35,721
Deferred revenue	3,895,834	4,145,833
Due to affiliates	—	20,475
Other liabilities	419,424	427,859
	64,694,782	65,957,945

Member's equity	24,043,871	25,778,215

	$88,738,653	$91,736,160

See notes to financial statements.

HEI La Jolla LLC

Statements of Operations
Years Ended December 31, 2015 and 2014

	2015	2014
Revenue:
Rooms	$21,060,279	$19,351,090
Food and beverage	7,273,804	6,506,279
Other hotel revenue	1,683,191	1,279,317
	30,017,274	27,136,686

Expenses:
Hotel expenses:
Rooms	4,204,685	3,726,410
Food and beverage	4,778,863	4,600,488
Other hotel expenses	153,721	127,269
Administrative and general	2,314,562	2,395,416
Sales and marketing	1,783,904	1,896,845
Franchise fees	985,347	761,048
Property taxes, insurance, rent and other	1,292,587	1,346,238
Utilities	953,781	1,012,539
Repairs and maintenance	936,512	904,404
Management fees	900,343	814,100
Depreciation	4,882,970	4,755,970
	23,187,275	22,340,727

Income from operations	6,829,999	4,795,959

Other expenses:
Interest expense	1,701,539	1,599,967
Interest expense - amortization of deferred financing costs	147,884	259,624
	1,849,423	1,859,591

Net income	$4,980,576	$2,936,368

See notes to financial statements.

HEI La Jolla LLC

Statements of Changes in Member's Equity
Years Ended December 31, 2015 and 2014

Balance, January 1, 2014	$50,001,146
Contributions	89,417
Distributions	(27,248,716)
Net income	2,936,368
Balance, December 31, 2014	25,778,215
Contributions	749,541
Distributions	(7,464,461)
Net income	4,980,576

Balance, December 31, 2015	$24,043,871

See notes to financial statements.

HEI La Jolla LLC

Statements of Cash Flows
Years Ended December 31, 2015 and 2014

	2015	2014
Cash flows from operating activities:
Net income	$4,980,576	$2,936,368
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	4,882,970	4,755,970
Amortization of deferred financing costs	147,884	259,624
Changes in:
Accounts receivable	178,332	(245,802)
Inventories	(20,548)	(11,641)
Prepaid expenses and other assets	345,821	(109,235)
Accounts payable and accrued expenses	63,649	(220,469)
Advance deposits	124,213	(182,197)
Due to affiliates	(20,475)	-
Other liabilities	(8,435)	87,388
Deferred revenue	(250,000)	(250,000)
Net cash provided by operating activities	10,423,987	7,020,006

Cash flows from investing activities:
Additions to hotel operating property	(1,017,991)	(833,763)
Restricted cash	(956,778)	(171,044)
Net cash used in investing activities	(1,974,769)	(1,004,807)

Cash flows from financing activities:
Proceeds from mortgage note payable	-	21,000,000
Payments on mortgage note payable	(1,320,000)	-
Payments for loan costs	-	(443,650)
Member capital contributions	749,541	89,417
Member capital distributions	(7,464,461)	(27,248,716)
Net cash used in financing activities	(8,034,920)	(6,602,949)

Increase (decrease) in cash and cash equivalents	414,298	(587,750)

Cash and cash equivalents:
Beginning of year	1,178,511	1,766,261

End of year	$1,592,809	$1,178,511

Supplemental disclosure of cash flow information:
Interest paid	$1,599,734	$1,667,866

See notes to financial statements.

HEI La Jolla LLC

Notes to Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies
HEI La Jolla LLC (the Company), a Delaware limited liability company, was formed on June 2, 2011, for the purpose of acquiring and operating the Marriot La Jolla Hotel (the Hotel), a 372-room full-service hotel located in La Jolla, California, with three food and beverage outlets, meeting and event space, an outdoor pool and sundeck, a 467-space parking garage, a fitness center and business center. On July 21, 2011, the Company acquired the Hotel for a purchase price of $82,000,000.

At December 31, 2015 and 2014, the Company’s sole member is HEI Hospitality Fund Holdings III, L.P. (the Owner), a subsidiary of a fund managed by HEI Hotels and Resorts (HEI). The Company will terminate upon sale or distribution of all the investments, and all affairs of the Company will be completed and the certificate of formation will be canceled in the manner required, as defined in the operating agreement. All profits, losses, distributions and contributions are allocated to the Owner.

On July 21, 2016, the Hotel was sold to an unaffiliated third party (Note 8).

Note 2.	Summary of Significant Accounting Policies
Basis of presentation: The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of estimates: The preparation of financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: All highly liquid investments with original maturities of three months or less are considered to be cash equivalents. The Company maintained cash balances in financial institutions that, from time to time, exceeded the Federal Deposit Insurance Corporation (FDIC) insured limit. The Company believes it is not exposed to any significant credit risk related to cash.

Restricted cash: Restricted cash consists of cash held in escrow reserves to be utilized for the payment of future capital improvements, as well as funding workers compensation premiums.

Accounts receivable: Accounts receivable are comprised of (a) amounts billed but uncollected for room rental, food and beverage sales and other hotel income and (b) amounts earned but unbilled for the aforementioned services until guests check out of the Hotel. Receivables are recorded at the Company’s respective estimate of the amounts that will ultimately be collected. On a periodic basis, accounts receivable balances are evaluated and an allowance for doubtful accounts is established, when deemed necessary, based on its history of past write-offs, collections and current credit conditions. At December 31, 2015 and 2014, there was no allowance for doubtful accounts.

Inventories: Inventories consist of food, beverage and supplies and are stated at the lower of cost or market.

Investment in hotel property and depreciation: Investment in hotel property including land, building and improvements, furniture, fixtures, and equipment and site improvements are stated at cost. Replacements and improvements are capitalized and recorded at cost, while repairs and maintenance are expensed as incurred.

HEI La Jolla LLC

Notes to Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)
Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 40 years for the building, 4 years up to the remaining life of the building at the time of the addition for building improvements, 4 to 15 years for site improvements, 1 to 12 years for furniture, fixtures, and equipment and the lesser of the economic life or life of the lease for tenant improvements.

Impairment of long-lived assets: The Company reviews long-lived assets and certain identifiable intangibles with finite lives for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to estimated future cash flows expected to be generated by the asset. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment of the carrying value of long-lived assets was recognized for the years ended December 31, 2015 and 2014.

Deferred financing costs: Deferred financing fees are bank fees and other costs incurred in obtaining financing that are amortized over the term of the respective loan agreement using a method which approximates the effective interest method. Upon refinancing, any unamortized financing costs are written off and included in interest expense – amortization of deferred financing costs on the accompanying statements of operations.

In April 2015, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2015-03, Simplifying the Presentation of Debt Issuance Costs, which requires that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of the related debt liability, consistent with debt discounts.

The Company adopted the new guidance and retrospectively presented debt issuance costs related to its long-term debt as a deduction from the carrying amount of the associated debt on its balance sheets as of December 31, 2015 and 2014. This change did not affect the Company’s statements of operations, cash flows or changes in member’s equity.

Advance deposits: Advances received for rooms, group reservations, banquets, food and beverage and other property operations in advance of providing the related services are deferred. Related revenue is recognized when occupancy or the service is performed, or when an advance deposit is forfeited.

Revenue recognition: Hotel revenues are recognized when the services are provided and items are sold. Revenues consist of individual and group room sales, food and beverage sales and other hotel revenues such as telephone and rental income.

Sales and marketing costs: All sales and marketing costs, including production cost of print, radio, television, and other advertisements are expensed as incurred.

Presentation of sales tax: Sales tax is collected from all nonexempt customers and the Company remits the entire amount to the respective state tax jurisdiction upon collection from the customer. The accounting policy is to exclude the tax collected and remitted to the state from revenue and expense.

HEI La Jolla LLC

Notes to Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)
Fair value measurements: Fair value is based on exit price or the price that would be received to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date. The Company utilizes a hierarchy of inputs used in measuring fair value that maximizes the use of the observable inputs and minimizes the use of the unobservable inputs by requiring that the most observable input be used when available. Observable inputs are inputs that the market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is measured in three levels based on the reliability of inputs:

Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that the Hotel has the ability to access. Valuation adjustment and block discounts are not applied to Level 1 instruments.

Level 2 – Valuations based on quoted prices for similar assets or liabilities, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes investments valued at quoted prices adjusted for legal or contractual restrictions specific to the security.

Level 3 – Valuations derived from other valuation methodologies, including pricing models, discounted cash flow models and similar techniques, and not based on market, exchange, dealer, or broker-traded transactions. Level 3 valuations incorporate certain assumptions and projections that are not observable in the market and significant professional judgment in determining the fair value assigned to such assets or liabilities.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Certain assets and liabilities are measured at fair value on a nonrecurring basis; that is, instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances, such as when there is evidence of impairment.

As a part of the mortgage loan agreement, the Company obtained an interest rate cap pursuant to an interest rate protection agreement (Note 4) in order to hedge its interest rate exposure on the mortgage. For the year ended December 31, 2015, the Company recognized no gain or loss on the interest rate cap. For the year ended December 31, 2014, the Company recognized a loss of $3,612 relating to the write-off of the fair value of the interest rate cap prior to the amendment of the loan agreement and is included within interest expense within the accompanying statement of operations. At December 31, 2015 and 2014, the fair value of the interest rate cap is $1 and is included within prepaid expenses and other assets on the accompanying balance sheet. The interest rate cap is a Level 2 investment.

There were no significant transfers among Levels 1, 2 and 3 during the year ended December 31, 2015 and December 31, 2014.

HEI La Jolla LLC

Notes to Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)
Income taxes: No provision for federal income taxes has been made as the liability for such taxes is that of the Owner, rather than the Company. The Company is subject to the statutory requirements of the state in which it conducts business. Management of the Company identifies tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more-likely-than-not of being sustained when challenged or when examined by the applicable taxing authority. For the years ended December 31, 2015 and 2014, management has determined that there are no material uncertain tax positions.

Note 3.	Investment in Hotel Property
At December 31, 2015 and 2014, investment in hotel property consists of the following:

	2015	2014

Land	$25,024,302	$25,024,302
Buildings and improvements	66,534,038	65,696,081
Furniture, fixtures and equipment	10,759,859	10,579,825
	102,318,199	101,300,208
Less accumulated depreciation	(17,775,008)	(12,892,038)
Investment in hotel property, net	$84,543,191	$88,408,170

Note 4.	Mortgage Note Payable
During 2012, the Company obtained a mortgage on the Hotel whereby it received a loan of $39,000,000 with an initial maturity of May 3, 2015. On June 25, 2014, the Company amended this agreement by receiving principal of $21,000,000 and extending the maturity date to June 25, 2017. There are two options to extend, each for one-year, should the Company meet certain criteria as defined within the agreement. In addition, there are financial covenants that the Company needs to meet at the end of each year and in connection with the exercise of each of the one-year extensions.

The loan bears interest pursuant to an interest rate protection agreement (2.89 percent and 2.81 percent at December 31, 2015 and 2014, respectively) and requires monthly principal and interest payments over a forty-five year amortization period with a balloon payment due at maturity. As of December 31, 2015 and 2014, outstanding borrowings were $58,458,175 and $59,630,291, respectively, which is net of unamortized deferred financing costs of $221,825, and $369,709, respectively.

At December 31, 2015, the future minimum payments of the mortgage note payable are as follows:

2016	$1,320,000
2017	57,360,000
$58,680,000

In connection with the sale of the property to an unrelated third party (Note 8), the outstanding balance of the mortgage loan was repaid in its entirety.

HEI La Jolla LLC

Notes to Financial Statements

Note 5.	Related Party Transactions
The Company entered into an agreement with an affiliate of the Owner to perform property management (the Hotel Property Management Agreement) and other services for the Hotel. Commencing on July 21, 2011, the initial term of the Hotel Property Management Agreement ends on June 30, 2026. Pursuant to the terms of the Hotel Property Management Agreement, a base annual management fee of 3 percent of gross revenues of the Hotel, as defined, and an incentive fee, as calculated per the terms of the agreement, are required. For the years ended December 31, 2015 and 2014, the Company incurred $900,343 and $814,100, respectively, of base management fees. For the years ended December 31, 2015 and 2014, there were no incentive management fees incurred.

Note 6.	Franchise Agreement
The Company operates its Hotel pursuant to a franchise agreement with Marriott International, Inc. for a twenty-year period beginning July 21, 2011 (the Effective Date). In accordance with the terms of the agreement, the Company is required to pay monthly franchise fees of:

•
an amount equal to: (i) 4.0 percent of gross room sales from the Effective Date through the third anniversary of the Effective Date; (ii) 5.0 percent of gross room sales from the third anniversary of the Effective Date through the fifth anniversary of the Effective Date; and (iii) 6.0 percent of gross room sales from the fifth anniversary of the Effective Date through the remainder of the term of the franchise agreement; and

•
an amount equal to: (i) 2.0 percent of food and beverage sales from the Effective Date through the third anniversary of the Effective Date; (ii) 2.5 percent of food and beverage sales from the third anniversary of the Effective Date through the fifth anniversary of the Effective Date; and (iii) 3.0 percent of food and beverage sales from the fifth anniversary of the Effective Date through the remainder of the term of the franchise agreement;

Additionally, the Company is required to pay a marketing fee calculated as 1.0 percent of gross room sales of which is included within sales and marketing within the accompanying statements of operations.

In connection with the execution of the franchise agreement, the Company received $5,000,000 key money which is being amortized over the twenty-year term of the franchise agreement and recorded within franchise fees within the accompanying statements of operations. The outstanding liability is included in deferred revenue within the accompanying balance sheets. Franchise fees (including the amortization of key money liability) incurred for the years ended December 31, 2015 and 2014, were $985,347 and $761,048, respectively.

Note 7.	Litigation
The Company may be involved from time to time in litigation arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.

Note 8.	Subsequent Events
On May 19, 2016, the Company entered into an agreement to sell the Hotel to an unrelated third party for a purchase price of $137,000,000. The sale of the Hotel was completed on July 21, 2016. In connection with the sale, any existing amounts due under the mortgage note payable were paid off. HEI was retained to manage and operate the Hotel under a separate contract.

Subsequent events were evaluated for potential recognition and/or disclosures in the financial statements through October 6, 2016, the date the financial statements were available to be issued.